Exhibit 99.1

FOR RELEASE: Immediately

Contact:
Richard Arter	Investor Relations	941-362-1200
Richard Dobbyn	Chief Financial Officer	941-362-1200

Sun Hydraulics Corporation Reports 40% Increase in Second Quarter Sales
Establishes Employee Stock Ownership Plan

SARASOTA, FLA, August 2, 2004 – Sun Hydraulics Corporation (NASDAQ: SNHY) reported financial results for the second quarter 2004 as follows:

(Dollars in millions except net income per share)

	June 26,	June 28,
	2004	2003	Increase
Three Months Ended
Net Sales	$26.5	$18.9	40%
Net Income	$2.6	$0.8	225%
Net Income per share:
Basic	$0.38	$0.13	202%
Fully Diluted	$0.38	$0.12	207%
Six Months Ended
Net Sales	$47.9	$35.3	36%
Net Income	$3.9	$1.1	255%
Net Income per share:
Basic	$0.58	$0.17	252%
Fully Diluted	$0.58	$0.16	258%

Sales increases by business segment were as follows:

	2nd Quarter	Year-to-date
United States	52%	41%
United Kingdom	4%	14%
Germany	47%	40%
Korea	27%	37%

Sun Hydraulics President Allen Carlson commented, “The 40% increase in shipments was particularly satisfying because we also maintained our high level of “on time”

shipments to the customers’ delivery schedules. I believe this level of operational performance is helping us increase our market share and will continue to do so”.

Gross profit increased 52% compared to the same quarter last year. Gross profit as a percentage of net sales increased to 32% from 29% last year. The increase in gross profit as a percentage of sales was due to the favorable effects of increased sales volume, exchange rates and productivity increases. These were partially offset by the funding to start an Employee Stock Ownership compensation plan.

In June, the Company’s Board of Directors approved the establishment of an Employee Stock Ownership Plan (ESOP) as the discretionary match portion of its 401(k) retirement plan. The Board also approved the initial funding of the ESOP with approximately five hundred thousand dollars of Company stock. This compensation cost was recorded in the United States operations in the second quarter. Excluding this charge, net income as a percentage of net sales would have increased from 10% to 11% and gross profit would have increased from 32% to 33%.

Carlson concluded, “I believe the ESOP will create an even stronger link between the company’s performance, its shareholders and our employees. I am also pleased that we were able to fund the ESOP this year and recognize the fine performance and perseverance of our employees who saw salary and wage reductions during the difficult years of the U.S. manufacturing recession.”

Outlook

The Company’s order trend has historically tracked closely to the United States Purchasing Managers Index (PMI). The index at the end of June 2004 continued to indicate economic expansion.

Net sales for the third quarter are projected to increase approximately 30% over the third quarter last year and be in the $23 million range. Net income per share on those sales should yield between $0.22 and $0.25.

Webcast

Sun Hydraulics Corporation will broadcast its second quarter financial results conference call live over the Internet at 2:30 P.M. E.T. today, August 2, 2004. To listen, go to http://investor.sunhydraulics.com/medialist.cfm. A copy of this earnings release is posted on the Investor Relations page of our website under “Press Releases.”

Webcast Q&A

Questions may be submitted to the Company via email after reviewing this earnings release. Sun management will then answer these and other questions during the Company’s webcast. If an individual wishes to ask questions directly during the webcast, the conference call may be accessed by dialing 1-800-289-0485.

Questions can be submitted by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations on the left hand menu. Scroll down to the bottom of the page and click on contact email: investor@sunhydraulics.com, which will open an email window to type in your message. Sun Hydraulics will answer as many legitimate questions pertaining to the second quarter earnings release as possible during the webcast time.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

     Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended June 26, 2004, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended December 27, 2003. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Sun Hydraulics Corporation
Consolidated Balance Sheets
(in thousands, except share data)

	June 26, 2004	December 27, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,758	$4,794
Restricted cash	438	425
Accounts receivable, net of allowance for doubtful accounts of $198 and $187	9,670	6,215
Inventories	6,713	6,621
Other current assets	609	524

Total current assets	23,188	18,579
Property, plant and equipment, net	42,428	42,829
Other assets	1,558	1,624

Total assets	$67,174	$63,032

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,653	$2,440
Accrued expenses and other liabilities	3,789	2,217
Long-term debt due within one year	994	937
Dividends payable	345	270
Taxes payable	1,116	51

Total current liabilities	8,897	5,915
Long-term debt due after one year	13,791	17,270
Deferred income taxes	4,369	4,456
Other noncurrent liabilities	303	328

Total liabilities	27,360	27,969
Shareholders’ equity:
Preferred stock, 2,000,000 shares authorized, par value $0.001 no shares outstanding	—	—
Common stock, 20,000,000 shares authorized, par value $0.001 6,861,852 shares outstanding, June 26, 2004 6,757,941 shares outstanding, December 27, 2003	7	7
Capital in excess of par value	27,141	26,478
Unearned compensation related to outstanding restricted stock	(471)	(601)
Retained earnings	10,855	7,522
Accumulated other comprehensive income	1,796	1,657
Treasury stock	486	0
Total shareholders’ equity	39,814	35,063

Total liabilities and shareholders’ equity	$67,174	$63,032

Sun Hydraulics Corporation
Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended
	June 26, 2004	June 28, 2003
	(unaudited)	(unaudited)
Net sales	$26,522	$18,912
Cost of sales	18,136	13,383

Gross profit	8,386	5,529
Selling, engineering and administrative expenses	4,196	4,267

Operating income	4,190	1,262
Interest expense	134	138
Foreign currency transaction (gain)/loss	(31)	(127)
Miscellaneous (income)/expense, net	(30)	(29)

Income before income taxes	4,117	1,280
Income tax provision	1,526	464

Net income	$2,591	$816

Basic net income per common share	$0.38	$0.13
Weighted average basic shares outstanding	6,780	6,451
Diluted net income per common share	$0.38	$0.12
Weighted average diluted shares outstanding	6,832	6,598

Sun Hydraulics Corporation
Consolidated Statements of Operations
(in thousands, except per share data)

	Six months ended
	June 26, 2004	June 28, 2003
	(unaudited)	(unaudited)
Net sales	$47,912	$35,337
Cost of sales	33,221	25,730

Gross profit	14,691	9,607
Selling, engineering and administrative expenses	8,260	7,887

Operating income	6,431	1,720
Interest expense	282	279
Foreign currency transaction (gain)/loss	(33)	(189)
Miscellaneous (income)/expense, net	(17)	(22)

Income before income taxes	6,199	1,652
Income tax provision	2,250	582

Net income	$3,949	$1,070

Basic net income per common share	$0.58	$0.17
Weighted average basic shares outstanding	6,769	6,450
Diluted net income per common share	$0.58	$0.16
Weighted average diluted shares outstanding	6,795	6,596

Sun Hydraulics Corporation
Consolidated Statements of Cash Flows
(in thousands)

	Six Months ended
	June 26, 2004	June 28, 2003
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$3,949	$1,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,687	2,646
Loss on disposal of assets	43	367
Provision for deferred income taxes	(87)	(4)
Allowance for doubtful accounts	11	15
Amortization of compensation expense	130	66
(Increase) decrease in:
Accounts receivable	(3,466)	(2,507)
Inventories	(92)	(277)
Taxes receivable	—	—
Other current assets	(85)	97
Other assets	66	(272)
Increase (decrease) in:
Accounts payable	213	584
Accrued expenses and other liabilities	1,572	683
Dividends payable	75	—
Taxes payable	1,065	472
Other liabilities	(25)	(25)

Net cash provided by operating activities	6,056	2,915
Cash flows from investing activities:
Capital expenditures	(2,479)	(1,370)
Proceeds from dispositions of equipment	19	10

Net cash used in investing activities	(2,460)	(1,360)
Cash flows from financing activities:
Proceeds from debt	—	—
Repayment of debt	(3,422)	(489)
Proceeds from stock issuance	1,149	37
Dividends to shareholders	(615)	(516)

Net cash used in financing activities	(2,888)	(968)
Effect of exchange rate changes on cash and cash equivalents	269	(545)
Net increase in cash and cash equivalents	977	42

Cash and cash equivalents, beginning of period	5,219	3,958

Cash and cash equivalents, end of period	6,196	4,000

Supplemental disclosure of cash flow information:
Cash paid/(received):
Interest	$282	$279
Income taxes	$1,272	$114

	United			United
	States	Korea	Germany	Kingdom	Elimination	Consolidated
Three Months Ended June 26, 2004
Sales to unaffiliated customers	$16,972	$2,548	$3,473	$3,529	$—	$26,522
Intercompany sales	4,195	—	21	480	(4,696)	—
Operating income/(loss)	2,949	310	696	238	(3)	4,190
Depreciation	955	33	110	263	—	1,361
Capital expenditures	1,239	3	36	232	—	1,510
Three Months Ended June 28, 2003
Sales to unaffiliated customers	$11,152	$2,012	$2,368	$3,380	$—	$18,912
Intercompany sales	3,920	—	17	367	(4,304)	—
Operating income	1,166	226	238	(337)	(31)	1,262
Depreciation	926	29	100	275	—	1,330
Capital expenditures	605	4	63	160	—	832
Six Months Ended June 26, 2004
Sales to unaffiliated customers	$29,889	$4,844	$6,470	$6,709	$—	$47,912
Intercompany sales	7,918	—	33	835	(8,786)	—
Operating income/(loss)	4,440	574	1,222	204	(8)	6,432
Depreciation	1,874	67	210	536	—	2,687
Capital expenditures	2,039	8	66	366	—	2,479
Six Months Ended June 28, 2003
Sales to unaffiliated customers	$21,264	$3,545	$4,635	$5,893	$—	$35,337
Intercompany sales	6,876	—	24	708	(7,608)	—
Operating income	1,298	353	494	(464)	39	1,720
Depreciation	1,852	57	191	546	—	2,646
Capital expenditures	932	30	92	316	—	1,370